Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)
Klaviyo, Inc.
(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Series A common stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	41,856,256(2)	$30.00(3)	$1,255,687,680.00	0.00011020	$138,376.78
Equity	Series A common stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	6,200,000(4)	$25.50(5)	$158,100,000.00	0.00011020	$17,422.62
Equity	Series A common stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	49,837,087(6)	---- (7)	---	0.00011020	---
Equity	Series B common stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	31,847,593(8)	$0.54(9)	$17,197,700.22	0.00011020	$1,895.19
Equity	Series B common stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	17,989,494(10)	$30.00(3)	$539,684,820.00	0.00011020	$59,473.27
Total Offering Amounts					$1,970,670,200.22		$217,167.86
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$217,167.86

(1)Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Series A common stock, $0.001 par value per share, (“Series A Common Stock”) or the Registrant’s Series B common stock, $0.001 par value per share (“Series B Common Stock”) that become issuable under the Klaviyo, Inc. 2023 Stock Option and Incentive Plan (“2023 Plan”), the Klaviyo, Inc. 2023 Employee Stock Purchase Plan (“2023 ESPP”) and the Klaviyo, Inc. 2015 Stock Incentive Plan, as amended (“2015 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Series A Common Stock or Series B Common Stock.
(2)Represents shares of Series A Common Stock issuable under the 2023 Plan. To the extent that any awards outstanding under the 2023 Plan or 2015 Plan are forfeited, are cancelled, are held back upon exercise or settlement of an award to cover any exercise price, as applicable, or tax withholding, are reacquired by the Registrant prior to vesting, are satisfied without the issuance of stock or are otherwise terminated (other than by exercise) subsequent to the date of this Registration Statement, the shares reserved for issuance pursuant to such awards will become available for issuance as shares of Series A Common Stock under the 2023 Plan; provided, that any shares of Series B Common Stock will be first converted to shares of Series A Common Stock. See footnotes 6, 8, 10 below.
(3)Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $30.00 per share, which is the initial public offering price per share of Series A Common Stock set forth on the cover page of the Registrant’s prospectus dated September 19, 2023 relating to the Registrant’s initial public offering.
(4)Represents shares of Series A Common Stock issuable under the 2023 ESPP.
(5)Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of 85% of $30.00 per share, which is the initial public offering price per share of Series A Common Stock set forth on the cover page of the Registrant’s prospectus dated September 19, 2023 relating to its initial public offering. Pursuant to the 2023 ESPP, the purchase price of the shares of Series A Common Stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of a share of Series A Common Stock on the first trading day of the offering period or on the exercise date.
(6)Represents shares of Series A Common Stock issuable upon conversion of shares of Series B Common Stock underlying equity awards outstanding under the 2015 Plan as of the date of this Registration Statement. To the extent that any such awards are forfeited, are cancelled, are satisfied without the issuance of stock, are held back upon settlement to cover any tax withholding, or are otherwise terminated subsequent to the date of this Registration Statement, the shares of Series B Common Stock reserved for issuance pursuant to such awards will become available for issuance as shares of Series A Common Stock under the 2023 Plan; provided, that any shares of Series B Common Stock will be first converted to shares of Series A Common Stock. See footnote 2 above.
(7)Pursuant to Rule 457(i), there is no fee associated with the registration of shares of Series A Common Stock issuable upon conversion of shares of Series B Common Stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of shares of Series B Common Stock.
(8)Represents shares of Series B Common Stock reserved for issuance pursuant to stock option awards outstanding under the 2015 Plan as of the date of this Registration Statement. To the extent that any such awards are forfeited, are cancelled, are satisfied without the issuance of stock, are held back upon settlement to cover any tax withholding, or are otherwise terminated subsequent to the date of this Registration Statement, the shares of Series B Common Stock reserved for issuance pursuant to such awards will become available for issuance as shares of Series A Common Stock under the 2023 Plan; provided, that any shares of Series B Common Stock will be first converted to shares of Series A Common Stock. See footnote 2 above.
(9)Estimated in accordance with Rule 457(h) solely for the purpose of calculating the amount of the registration fee on the basis of $0.54 per share, the weighted average per share exercise price of stock option awards outstanding under the 2015 Plan as of the date of this Registration Statement.
(10)Represents shares of Series B Common Stock reserved for issuance pursuant to restricted stock unit awards outstanding under the 2015 Plan as of the date of this Registration Statement. To the extent that any such awards are forfeited, are cancelled, are satisfied without the issuance of stock, are held back upon settlement to cover any tax withholding, or are otherwise terminated subsequent to the date of this Registration Statement, the shares of Series B Common Stock reserved for issuance pursuant to such awards will become available for issuance as shares of Series A Common Stock under the 2023 Plan; provided, that any shares of Series B Common Stock will be first converted to shares of Series A Common Stock. See footnote 2 above.